UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2026

MERLIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42392	98-1797826
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

129 South Street

Boston, MA 02111

(Address of principal executive offices, including zip code)

(857) 201-3979

Registrant’s telephone number, including area code

INFLECTION POINT ACQUISITION CORP. IV

1345 Avenue of the Americas, Fl 47

New York, NY 10105

(212) 984-3835

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MRLN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Terms used in this Current Report on Form 8-K (this “Current Report”) but not defined herein, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement/Prospectus (as defined below) in the section entitled “Frequently Used Terms” and such definitions are incorporated herein by reference.

This Current Report incorporates by reference certain information from reports and other documents that were previously filed with the Securities and Exchange Commission (the “SEC”), including certain information from the Proxy Statement/Prospectus. To the extent there is a conflict between the information contained in this Current Report and the information contained in such prior reports and documents incorporated by reference herein, the information in this Current Report controls.

Business Combination

As previously announced, on August 13, 2025, Inflection Point Acquisition Corp. IV (f/k/a Bleichroeder Acquisition Corp. I), a Cayman Islands exempted company (“Inflection Point”), entered into a Business Combination Agreement, dated as of August 13, 2025 (as amended on March 14, 2026, the “Business Combination Agreement”), by and among Inflection Point, IPDX Merger Sub, Inc., a Delaware corporation and a direct, wholly-owned subsidiary of Inflection Point (“Merger Sub”), and Merlin Labs, Inc., a Delaware corporation (“Legacy Merlin”).

On March 16, 2026 (the “Closing Date”), as contemplated by the Business Combination Agreement and described in the section titled “Proposal No. 1—The Business Combination Proposal” of the final prospectus and definitive proxy statement, dated February 12, 2026 (the “Proxy Statement/Prospectus”) and filed with the SEC, Inflection Point, Merger Sub and Legacy Merlin consummated the transactions contemplated by the Business Combination Agreement and its related agreements (the “Transactions”), culminating in Merger Sub merging with and into Legacy Merlin (the “Merger”), with Legacy Merlin continuing as the surviving corporation (the date and time of such merger, the “Effective Time”) as a wholly-owned subsidiary of Merlin, Inc. (“New Merlin”, or the “Company”).

Overview of Transactions

On March 12, 2026, Inflection Point held an extraordinary general meeting of shareholders of Inflection Point (the “Extraordinary General Meeting”) where the shareholders of Inflection Point considered and approved, among other matters, a proposal described in the Proxy Statement/Prospectus to approve the entry into the Business Combination Agreement and consummate the Transactions contemplated thereby.

On March 13, 2026, as contemplated by the Business Combination Agreement and described in the section titled “Proposal No. 2—The Domestication Proposal” of the Proxy Statement/Prospectus, Inflection Point filed a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation (the “Certificate of Incorporation”) and a certificate of corporate domestication with the Secretary of State of the State of Delaware, pursuant to which Inflection Point was domesticated and continues as a Delaware corporation, changing its name to “Merlin, Inc.” (the “Domestication").

Immediately prior to the Domestication, pursuant to that certain Sponsor Support Agreement, dated as of August 13, 2025 (the “Sponsor Support Agreement”), by and among Inflection Point, Legacy Merlin, Bleichroeder Sponsor 1 LLC, a Delaware limited liability company (the “Sponsor”), and Inflection Point Fund I, LP, a Delaware limited partnership (“Inflection Point Fund”), the holders of the Class B ordinary shares of Inflection Point, par value $0.0001 per share (each, a “Founder Share” or “Inflection Point Class B Share”, and the holders, the “Inflection Point Class B Shareholders”), elected to convert each Founder Share, on a one-for-one basis, into a Class A ordinary share of Inflection Point, par value $0.0001 per share (each, an “Inflection Point Class A Share” and together with the Founder Shares, the “Inflection Point Ordinary Shares”) (such conversion, the “Sponsor Share Conversion”). In connection with the Domestication, (i) each of the then issued and outstanding Inflection Point Class A Shares converted automatically, on a one-for-one basis, into a share of common stock, par value $0.0001 per share, of Post-Domestication Inflection Point (the “New Merlin Common Stock”); (ii) each of the then issued and outstanding rights to receive one-tenth (1/10) of one Inflection Point Class A Share upon consummation of an initial business combination of Inflection Point (“Inflection Point Rights”) converted automatically into a right of Post-Domestication Inflection Point (each right, a “Post-Domestication Right”); and (iii) each of the then issued and outstanding units of Inflection Point containing one Inflection Point Class A Share and one Inflection Point Right (the “Inflection Point Units”) converted automatically into a unit of Post-Domestication Inflection Point, consisting of one share of New Merlin Common Stock and one Post-Domestication Right.

Upon the terms and subject to the satisfaction or waiver of the conditions of the Business Combination Agreement, immediately prior to the Effective Time of the Merger:

(1)	each convertible security of Legacy Merlin (other than the Pre-Funded Convertible Notes (as defined below)) that was outstanding immediately prior to the Effective Time, to the extent applicable, automatically converted in full into shares of preferred stock or common stock of Legacy Merlin (“Merlin Common Stock”), in accordance with the terms thereof;

(2)	each warrant of Legacy Merlin exercisable for the preferred stock of Legacy Merlin that was outstanding and unexercised immediately prior to the Effective Time was automatically exercised on a cashless basis in full in accordance with its terms or otherwise exercised in full;

(3)	immediately after giving effect to the conversions and exercises set forth in clauses (1) and (2) above, each issued and outstanding share of preferred stock of Legacy Merlin (including each share of preferred stock issued upon the conversions and exercises described in clauses (1) and (2) above) automatically converted into shares of Merlin Common Stock into which such shares of preferred stock of Legacy Merlin, as applicable, are convertible in connection with the Merger pursuant to the organizational documents of Legacy Merlin; and

(4)	each warrant of Legacy Merlin (other than the Pre-Funded Warrants (as defined below)) exercisable for Merlin Common Stock that was outstanding and unexercised immediately prior to the Effective Time was automatically exercised on a cashless basis in full in accordance with its terms or otherwise exercised in full.

Pursuant to the Business Combination Agreement, the aggregate consideration (the “Aggregate Consideration”) paid to the holders of securities of Legacy Merlin (the “Merlin Equity Holders”) (other than the holders of the Pre-Funded Convertible Notes and the Pre-Funded Warrants in respect of those securities) in, or in connection with, the Merger was 75,764,313 shares of New Merlin Common Stock. The Aggregate Consideration was calculated as the number of shares of New Merlin Common Stock equal to the quotient of: (a) $800,000,000 (the “Purchase Price”), divided by (b) the redemption price of $10.55906094.

In connection with the transactions contemplated by the Business Combination Agreement, on July 2, 2025, and on August 13, 2025, Legacy Merlin entered into certain convertible note purchase agreements (the “Pre-Funded NPAs”) and securities purchase agreement (the “Signing Pre-Funded SPA” and together with the Pre-Funded NPAs, the “Signing Pre-Funded PIPE Agreements”), respectively, with certain accredited investors named therein (collectively, the “Pre-Funded Investors”). Pursuant to the Signing Pre-Funded PIPE Agreements, the Pre-Funded Investors agreed, among other things, to purchase, and Legacy Merlin issued and sold, an aggregate of approximately $78 million of convertible promissory notes (the “Pre-Funded Convertible Notes”) and warrants to purchase a number of shares of Merlin Common Stock at a purchase price of $12.00 per share (the “Pre-Funded Warrants”), substantially concurrently with the execution and delivery of the Business Combination Agreement.

On November 17, 2025, Legacy Merlin and one of the Pre-Funded Investors entered into an additional securities purchase agreement (“Post-Signing Pre-Funded SPA,” collectively with the Signing Pre-Funded SPAs, the “Pre-Funded SPAs”), pursuant to which such Pre-Funded Investor purchased for approximately $9.3 million an additional Pre-Funded Convertible Note with a principal amount of approximately $10.9 million and a Pre-Funded Warrant, on the same terms and conditions as the Signing Pre-Funded SPA (such investments contemplated by the Signing Pre-Funded PIPE Agreements and the Post-Signing Pre-Funded SPA, the “Pre-Funded Note Investment”).

The consideration paid in, or in connection with, the Merger to each holder of a Pre-Funded Convertible Note (the “Convertible Note Consideration”) was 10,244,861 shares of New Merlin’s 12.0% Series A Cumulative Convertible Preferred Stock, par value $0.0001 per share (“Series A Preferred Stock”). The Convertible Note Consideration was calculated as the number of shares equal to the quotient, rounded up to the nearest whole share, of (i) the total outstanding principal and accrued and unpaid interest on each Pre-Funded Convertible Note as of one day prior to the Closing, divided by (ii) $10.20 (with respect to the Pre-Funded Convertible Notes sold pursuant to the Pre-Funded NPAs), as may be adjusted pursuant to the terms and conditions of such Pre-Funded Convertible Notes, or $12.00 (with respect to the Pre-Funded Convertible Notes sold pursuant to the Pre-Funded SPAs).

Upon the terms and subject to the satisfaction or waiver of the conditions of the Business Combination Agreement, at the Effective Time of the Merger:

(1)	each share of Merlin Common Stock that was owned by Inflection Point, Merger Sub, or Legacy Merlin immediately prior to the Effective Time (each, an “Excluded Share”) was canceled and ceased to exist and no consideration was delivered in exchange therefor;

(2)	each share of Merlin Common Stock that was issued and outstanding immediately prior to the Effective Time (other than Excluded Shares) was canceled and converted into the right to receive shares of New Merlin Common Stock equal to the Aggregate Consideration divided by 24,428,203 Merlin Common Stock, the fully diluted capital of Legacy Merlin, which is the sum (without duplication) of the aggregate number of shares of Merlin Common Stock that are (i) issued and outstanding immediately prior to the Effective Time (including those issued upon conversion of all issued and outstanding preferred stock of Legacy Merlin, as applicable, and excluding securities underlying the Pre-Funded Convertible Notes or Pre-Funded Warrants), (ii) issuable upon full exercise of all issued and outstanding options of Legacy Merlin, and (iii) issuable upon full settlement of all issued and outstanding Merlin RSUs (such conversion ratio, the “Exchange Ratio”);

(3)	each option to purchase equity securities of Legacy Merlin (“Merlin Option”) automatically ceased to represent an option to purchase Merlin Common Stock and was assumed and converted on the same terms and conditions as were applicable as of the Effective Time, into an option to acquire that number of shares of New Merlin Common Stock (rounded down to the nearest whole share) equal to the product of (A) 2,460,597 shares of Merlin Common Stock subject to such Merlin Options and (B) the Exchange Ratio, at an exercise price per share of Merlin Common Stock (rounded up to the nearest whole cent) equal to the quotient obtained by dividing (x) the exercise price per share of Merlin Common Stock of such Merlin Option by (y) the Exchange Ratio;

(4)	each Pre-Funded Convertible Note that was outstanding immediately prior to the Effective Time was automatically canceled and converted into the right to receive the Convertible Note Consideration;

(5)	each Pre-Funded Warrant that was outstanding and unexercised immediately prior to the Effective Time was automatically canceled and converted into the right to receive the Pre-Funded Warrant Consideration; and

(6)	(x) each then issued and outstanding Post-Domestication Right converted automatically into one-tenth of one share of New Merlin Common Stock, pursuant to that certain Rights Agreement, dated as of October 31, 2024, by and between Inflection Point and the right agent, with any fractional shares of New Merlin Common Stock issued in connection with such conversion rounded down to the nearest whole share; and (y) each then issued and outstanding Post-Domestication Unit was canceled and thereafter entitled the holder thereof to one and one-tenth (1.1) shares of New Merlin Common Stock, with any fractional shares of New Merlin Common Stock issued in connection with such separation rounded down to the nearest whole share.

The Exchange Ratio is 3.1015099176506644. The Exchange Ratio was calculated by dividing the Aggregate Consideration by the fully diluted capital of Legacy Merlin, which is the sum (without duplication) of the aggregate number of shares of Merlin Common Stock that are (i) issued and outstanding immediately prior to the Effective Time (including those issued upon conversion of all issued and outstanding preferred stock of Legacy Merlin, as applicable, and excluding securities underlying the Pre-Funded Convertible Notes or Pre-Funded Warrants), (ii) issuable upon full exercise of all issued and outstanding Merlin Options, and (iii) issuable upon full settlement of all issued and outstanding Merlin RSUs.

A description of the Transactions and the terms of the Business Combination Agreement are included in the Proxy Statement/Prospectus in the section titled “Proposal No. 1—The Business Combination Proposal.” The foregoing description of the Transactions is a summary only, does not purport to be complete, and is qualified in its entirety by the full text of the Business Combination Agreement, which is incorporated by reference to this Current Report as Exhibits 2.1 and 2.2.

Item 1.01. Entry into a Material Definitive Agreement.

Indemnification Agreements

In connection with the consummation of the Transactions, the Company entered into indemnification agreements with each of its newly elected directors and executive officers. Each indemnification agreement provides for indemnification and advancement by the Company of certain expenses and costs relating to claims, suits, or proceedings arising from service to the Company or, at its request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by the terms and conditions of the indemnification agreements, a form of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Lock-Up Agreements

Sponsor Lock-Up Agreement

On the Closing Date, in connection with the consummation of the Transactions and as contemplated by the Business Combination Agreement, the Company and the Sponsor entered into the Sponsor Lock-Up Agreement (the “Sponsor Lock-Up Agreement”), pursuant to which the Sponsor and its permitted assigns agreed, among other things, not to sell, pledge, grant any option to purchase or otherwise dispose of (i) the Sponsor Lock-Up Shares prior to the date that is six months after the Closing Date and (ii) the Sponsor Lock-Up Units prior to the date that is 90 days after the Closing Date. The material terms of the Sponsor Lock-Up Agreement are described in the section of the Proxy Statement/Prospectus titled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Sponsor Lock-Up Agreement.” The foregoing description is qualified in its entirety by the text of the Sponsor Lock-Up Agreement, which is included as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Company Lock-Up Agreement

On the Closing Date, in connection with the consummation of the Transactions and as contemplated by the Business Combination Agreement the Company and certain equity holders of Legacy Merlin entered into the Merlin Lock-Up Agreement (the “Merlin Lock-Up Agreement”), pursuant to which the Merlin Lock-Up Holders agreed not to, among other things, sell, pledge, grant any option to purchase or otherwise dispose of the Lock-Up Shares, prior to the date that is six months after the Closing Date. The material terms of the Merlin Lock-Up Agreement are described in the section of the Proxy Statement/Prospectus titled “Proposal No. 1—The Business Combination Proposal—Related Agreements— Merlin Lock-Up Agreement.” The foregoing description is qualified in its entirety by the text of the Merlin Lock-Up Agreement, which is included as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

Amended and Restated Registration Rights Agreement

On the Closing Date, in connection with the consummation of the Transactions and as contemplated by the Business Combination Agreement, the Company, the Sponsor, certain persons and entities receiving shares of New Merlin Common Stock in connection with the Business Combination (the “Merlin Stockholders”), and other parties thereto entered into the Amended and Restated Registration Rights Agreement (the “A&R Registration Rights Agreement”), pursuant to which, among other things, the Sponsor, the Merlin Stockholders and other parties thereto will be granted certain customary registration rights, on the terms and subject to the conditions therein, with respect to securities of the Company that they hold following the Business Combination.

The Company has agreed to use its commercially reasonable efforts to (1) file with the SEC (at the Company’s sole cost and expense) a registration statement registering the resale of certain securities held by or issuable to the parties to the A&R Registration Rights Agreement and (2) cause the registration statement to become effective as soon as reasonably practicable after the filing thereof. In certain circumstances, the parties thereto may demand underwritten offerings and will be entitled to customary piggyback registration rights.

The material terms of the A&R Registration Rights Agreement are described in the section of the Proxy Statement/Prospectus titled “Proposal No. 1—The Business Combination Proposal—Related Agreements— Registration Rights Agreement” and “Certain Relationships and Related Person Transactions—Post-Business Combination Arrangements—Registration Rights Agreement.” The foregoing description of the A&R Registration Rights Agreement is qualified in its entirety by the full text of the A&R Registration Rights Agreement, a copy of which is filed as Exhibit 10.4 to this Current Report and incorporated herein by reference.

Securities Purchase Agreements

Pursuant to the securities purchase agreements (as amended and supplemented, the “Securities Purchase Agreements”) entered into on August 13, 2025 and as amended on November 17, 2025, by and among Inflection Point, Legacy Merlin and certain investors (collectively, the “PIPE Investors”), Inflection Point issued and sold to the PIPE Investors (substantially concurrently with the consummation of the Transactions) an aggregate of (i) 9,803,922 shares of the Series A Preferred Stock and (ii) New Merlin Series A Warrants to purchase shares of Common Stock, for a total purchase price of $100.0 million (the “Initial PIPE Investment”).

Additionally, pursuant to the Securities Purchase Agreements, the Additional Closing PIPE Investors agreed to purchase an aggregate of 1,666,668 shares of Series A Preferred Stock and Upsized New Merlin Series A Warrants to purchase a number of shares of New Merlin Common Stock equal to 75% of the number of New Merlin Common Stock into which such shares of Series A Preferred Stock are initially convertible, for a total purchase price of $20 million (together with the Initial PIPE Investment, the “PIPE Investment”). The material terms of the Securities Purchase Agreements are described in the Proxy Statement/Prospectus in the section titled “Proposal No. 1—The Business Combination Proposal—Related Agreements—Series A SPA.”

The foregoing description of the Securities Purchase Agreements is a summary only, does not purport to be complete, and is qualified in its entirety by the full text of the forms of Securities Purchase Agreements, which are incorporated by reference to this Current Report as Exhibits 10.15, 10.16, and 10.17.

Company Incentive Plan and Stock Purchase Plan

The information set forth under Item 5.02 of this Current Report is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The disclosure set forth under “Introductory Note—Domestication and Transactions” above is incorporated into this Item 2.01 by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K provides that if the predecessor registrant was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as Inflection Point was immediately before the Transactions, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10. As a result of the consummation of the Transactions, and as discussed below in Item 5.06 of this Current Report, the Company has ceased to be a shell company. Accordingly, the Company is providing the information below that would be included in a Form 10 if it were to file a Form 10. Please note that the information provided below relates to the combined company after the consummation of the Transactions, unless otherwise specifically indicated or the context otherwise requires.

Cautionary Note Regarding Forward-Looking Statements

This Current Report and the documents incorporated herein by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act. These forward-looking statements include, without limitation, statements relating to expectations for future financial performance, business strategies or expectations of our businesses. These statements are based on the beliefs and assumptions of the Company’s management. The Company believes that its plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, the Company cannot assure you that it will achieve or realize these plans, intentions or expectations. These statements constitute projections, forecasts and forward-looking statements, and are not guarantees of performance. Such statements can be identified by the fact that they do not relate strictly to historical or current facts. When used in this Current Report, words such as “anticipate”, “believe”, “can”, “continue”, “could”, “estimate”, “expect”, “forecast”, “intend”, “may”, “might”, “plan”, “possible”, “potential”, “predict”, “project”, “seek”, “should”, “strive”, “target”, “will”, “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

Forward-looking statements in this Current Report and in any document incorporated by reference in the Proxy Statement/Prospectus may include, for example, statements about Legacy Merlin prior to the consummation of the Transactions and the Company following the consummation of the Transactions, including:

●	the ability of the Company to realize the benefits expected from the Transactions;

●	the ability to maintain the listing of the New Merlin Common Stock on The Nasdaq Stock Market LLC (“Nasdaq”);

●	the ability to raise financing in the future and to comply with restrictive covenants related to long-term indebtedness;

●	the future financial performance of the Company following the Business Combination;

●	the Company’s ability to retain or recruit, or to effect changes required in, its officers, key employees or directors following the Business Combination;

●	changes in the market for the Company’s products and services and the Company’s ability to effectively compete in the aviation technology industry following the Business Combination;

●	the Company’s ability to comply with laws and regulations applicable to its business;

●	expectations regarding the time during which the Company will be an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, as amended; and

●	other risks and uncertainties set forth in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 35 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

These forward-looking statements are based on information available as of the date of this Current Report and the Company’s management teams’ current expectations, forecasts and assumptions, and involve a number of judgments, known and unknown risks and uncertainties and other factors, many of which are outside the control of the Company and their respective directors, officers and affiliates. Accordingly, forward-looking statements should not be relied upon as representing the views of the Company’s management as of any subsequent date. The Company does not undertake any obligation to update, add or to otherwise correct any forward-looking statements contained herein to reflect events or circumstances after the date they were made, whether as a result of new information, future events, inaccuracies that become apparent after the date hereof or otherwise, except as may be required under applicable securities laws.

Business

The business and properties of Inflection Point and Legacy Merlin prior to the Business Combination are described in the Proxy Statement/Prospectus in the sections titled “Information About Inflection Point” beginning on page 201 and “Information About Merlin Labs” beginning on page 236 of the Proxy Statement/Prospectus, which are incorporated herein by reference.

Risk Factors

The risks associated with the Company’s business are described in the Proxy Statement/Prospectus in the section titled “Risk Factors” beginning on page 35 of the Proxy Statement/Prospectus, which is incorporated herein by reference.

Financial Information

Audited Financial Statements

The audited financial statements of Legacy Merlin as of and for the years ended December 31, 2025 and 2024 and the related notes thereto are set forth in Item 9.01 of this Current Report and are incorporated herein by reference.

These audited financial statements should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included herein.

Unaudited Pro Forma Condensed Combined Financial Information

The unaudited pro forma condensed combined financial information of Legacy Merlin and Inflection Point as of and for the year ended December 31, 2025 and the related notes thereto are set forth in Item 9.01 of this Current Report and are incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Reference is made to the disclosure contained in the Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Legacy Merlin, which is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

Reference is made to the disclosure contained in the Management’s Discussion and Analysis of Financial Condition and Results of Operations of Inflection Point, which is included in Inflection Point’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 12, 2026 (the “Inflection Point Annual Report”) beginning on page 56 and is incorporated herein by reference.

Quantitative and Qualitative Disclosures about Market Risk

Reference is made to the disclosure contained in the Management’s Discussion and Analysis of Financial Condition and Results of Operations of the Legacy Merlin which is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

Reference is made to the disclosure contained in the Management’s Discussion and Analysis of Financial Condition and Results of Operations of Inflection Point, which is included in Inflection Point Annual Report beginning on page 56 and is incorporated herein by reference.

Properties

Reference is made to the disclosure contained in the Proxy Statement/Prospectus in the section titled “Information About Merlin Labs,” which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth beneficial ownership of New Merlin Common Stock following the consummation of the Transactions by:

●	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of the New Merlin Common Stock;

●	each of the Company’s current named executive officers and directors; and

●	all current executive officers and directors of the Company as a group.

The information below is based on an aggregate of 84,262,886 shares of New Merlin Common Stock and 21,715,451 shares of Series A Preferred Stock issued and outstanding as of the consummation of the Transactions. Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she, or it possesses sole or shared voting or investment power over that security, including Warrants that are currently exercisable or exercisable within 60 days.

Unless otherwise indicated, the Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	%	12.0% Series A Cumulative Convertible Preferred Stock	%
5% Holders
Bleichroeder Sponsor 1 LLC (the “Sponsor”)(2)	8,800,833	10.4%	—	—
Alyeska Master Fund, L.P.(3)(4)	10,853,922	9.99%	9,803,922	45.2%
First Round Capital(5)	11,748,961	13.9%	272,210	1.3%
Quiet Venture(6)	11,947,548	14.2%	464,534	2.1%
Bling Capital(7)	6,853,516	8.1%	216,629	1.0%
SnowPoint Ventures(8)	6,637,530	7.9%	795,474	3.7%
WTI(9)	4,794,779	5.7%	1,146,155	5.3%
Floodgate Fund VI, L.P.(10)	5,008,273	5.9%	160,997	*
Directors and Executive Officers of the Company
Matt George(11)	16,403,107	19.5%	—	—
Ryan Carrithers	—	—	—	—
Leslie Ravestein	—	—	—	—
Michael Blitzer	3,293,192	3.9%	1,572,603	7.2%
Kenneth Braithwaite	—	—	—	—
Kelyn Brannon	—	—	—	—
Michael Montelongo	—	—	—	—
Dr. Robert H. Smith	—	—	—	—
Carolyn Trabuco	—	—	—	—
All directors and executive officers as a group (9 individuals)	19,696,299	23.4%	1,572,603	7.2%

*	Less than one percent

(1)	Unless otherwise noted, the business address of each of those listed in the table above is c/o Merlin, Inc. 129 South Street Boston, MA 02111.

(2)	The Sponsor is the record holder of such shares. Consists of (i) 8,333,333 shares of New Merlin Common Stock upon the conversion of 8,333,333 Founder Shares, which were initially purchased in a private placement that closed prior to the IPO for $0.004 per share and (ii) 467,500 shares of New Merlin Common Stock upon the exchange of 425,000 Private Placement Units, which were initially purchased in a private placement that closed concurrently with the IPO for $10.00 per unit. MC Advisory L.L.C-FZ, an entity formed in Dubai (of which Michel Combes is the manager), as well as Andrew Gundlach, are the managing members of the Sponsor and hold voting and investment discretion with respect to the shares held of record by the Sponsor. Mr. Combes and Mr. Gundlach disclaim any beneficial ownership of the securities held by the Sponsor other than to the extent of any pecuniary interest they may have therein, directly or indirectly. The business address of the Sponsor is c/o Inflection Point Acquisition Corp. IV, 1345 Avenue of the Americas, Fl 47, New York, NY 10105.

(3)	Consists of (i) 9,803,922 shares of New Merlin Common Stock issuable upon conversion of 9,803,922 shares of Series A Preferred Stock to be issued to Alyeska and (ii) 9,803,922 shares of New Merlin Common Stock issuable upon exercise of the New Merlin Series A Warrant to be issued to Alyeska, at the initial exercise price, convertible or exercisable (as applicable) within 60 days.

(4)	Alyeska has informed Inflection Point that it has opted for 9.99% beneficial ownership blockers, pursuant to which it may not convert Series A Preferred Stock or exercise the New Merlin Series A Warrant to the extent that after giving effect to such conversion or exercise, Alyeska (together with its affiliates, and any persons acting as a group together with it or any of its affiliates) would beneficially own in excess of 9.99% of the outstanding New Merlin Common Stock calculated in accordance with the rules of the SEC. Alyeska Investment Group, L.P., the investment manager of Alyeska, has voting and investment control of the shares held by Alyeska. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska. The registered address of Alyeska Master Fund, L.P. is at c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. is located at 77 W. Wacker, Suite 700, Chicago IL 60601.

(5)	The business address of First Round Capital is 2400 Market Street, Suite 237, Philadelphia PA 19103.

(6)	The business address of Quiet Venture is 113 Cherry Street PMB 27167, Seattle WA 98104.

(7)	The business address of Bling Capital is 135 Palm Avenue, Miami Beach FL 33139.

(8)	The business address of SnowPoint Ventures is 700 S. Rosemary Ave, Suite 204, West Palm Beach, FL 33401.

(9)	The business address of WTI is 104 La Mesa Dr, Suite 102, Portola Valley, CA 94028.

(10)	The business address of Floodgate Fund is c/o Floodgate Partners VI, L.L.C., 506 Santa Cruz Ave, Suite 200, Menlo Park, CA 94025.

(11)	Consists of (i) 14,890,622 shares of New Merlin Common Stock issued upon conversion of 4,801,088 shares of Merlin Common Stock at the Exchange Ratio and (ii) 1,512,485 shares of New Merlin Common Stock issuable upon exercise of New Merlin Options, representing the conversion of 487,661 Legacy Merlin options at the Exchange Ratio, at an adjusted exercise price of $8.48 per share, granted on February 4, 2026, which vest in full on February 4, 2027 and are not exercisable within 60 days of the Closing Date. If these options are excluded from beneficial ownership, Mr. George’s beneficial ownership would be 14,890,622 shares of New Merlin Common Stock, representing approximately 17.7% of the outstanding New Merlin Common Stock.

Directors and Executive Officers

Upon the consummation of the Transactions, and in accordance with the terms of the Business Combination Agreement, each executive officer of Inflection Point prior to the consummation of the Transactions ceased serving in such capacities, and Andrew Gundlach, Michael Blitzer, Joseph Samuels, Antoine Theysset, and Kathy Savitt ceased serving on Inflection Point’s board of directors.

On March 16, 2026, Matt George, Michael Blitzer, Kenneth Braithwaite, Kelyn Brannon, Michael Montelongo, Dr. Robert H. Smith and Carolyn Trabuco were appointed as directors of the board of directors of the Company (the “Board”), to serve until their terms expire at the next annual meeting of stockholders and until their successors are elected and qualified. Matt George was appointed as Chairman of the Board.

On March 16, 2026, Matt George was appointed as the Company’s Chief Executive Officer and President, Ryan Carrithers was appointed as the Company’s Chief Financial Officer, and Leslie Ravestein was appointed as the Company’s Chief Legal Officer and Secretary.

Reference is also made to the disclosure described in the Proxy Statement/Prospectus in the section titled “Proposal No. 6 — The Director Election Proposal” and “Management of the Company Following the Business Combination” for biographical information about each of the directors and officers, following the Transactions, which is incorporated herein by reference. Additionally, interlocks and insider participation information regarding the Company’s executive officers is described in the Proxy Statement/Prospectus in the section titled “Management of the Company Following the Business Combination — Compensation Committee Interlocks and Insider Participation” and that information is incorporated herein by reference.

Director Independence

The Board has determined that each of Michael Blitzer, Kenneth Braithwaite, Kelyn Brannon, Michael Montelongo, Dr. Robert H. Smith and Carolyn Trabuco is deemed to be an independent director within the meaning of the listing rules of Nasdaq.

Executive & Director Compensation

The executive and director compensation of the Company’s named executive officers is described in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation of Merlin Labs” and that information is incorporated herein by reference.

Committees of the Board of Directors

Effective as of immediately prior to the Closing, the standing committees of the Board consist of an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”) and a nominating and corporate governance committee (the “Nominating Committee”).

Effective as of immediately prior to the Closing, the Board appointed Kelyn Brannon, Michael Montelongo and Carolyn Trabuco to serve on the Audit Committee, with Kelyn Brannon serving as chairperson and qualifying as an “audit committee financial expert,” as such term is defined in Item 407(d)(5) of Regulation S-K. All members of the Audit Committee meet the requirements for financial literacy under the applicable Nasdaq rules and regulations. The Board appointed Kelyn Brannon, Dr. Robert H. Smith and Carolyn Trabuco to serve on the Compensation Committee, with Carolyn Trabuco serving as chairperson, and the Board appointed Michael Blitzer, Kenneth Braithwaite and Michael Montelongo to serve on the Nominating Committee, with Michael Blitzer as the chairperson.

Certain Relationships and Related Party Transactions

Certain relationships and related party transactions of the Company are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Person Transactions” and that information is incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the section of the Proxy Statement/Prospectus titled “Information About Inflection Point—Legal Proceedings” and “Information About Merlin Labs—Legal Proceedings,” which is incorporated herein by reference.

Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Inflection Point’s Class A Ordinary Shares, Rights and Units were historically quoted on Nasdaq under the symbols “BACQ”, “BACQR” and “BACQU”, respectively. On March 17, 2026, New Merlin Common Stock began trading on Nasdaq under the trading symbol “MRLN.”

Dividends

The Company has not paid any cash dividends on its shares of common stock to date. It is the present intention of the Board to retain all earnings, if any, for use in the Company’s business operations and, accordingly, the Board does not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends in the future will be dependent upon the Company’s revenues and earnings, if any, capital requirements, and general financial condition. The payment of any cash dividends is within the discretion of the Board. Further, the ability of the Company to declare dividends may be limited by the terms of financing or other agreements entered into by it or its subsidiaries from time to time.

Information respecting the Company’s securities are described in the Proxy Statement/Prospectus in the section titled “Market Price and Dividends of Securities” and “Description of New Merlin Securities” and such information is incorporated herein by reference.

Securities Authorized for Issuance Under Equity Compensation Plans

As of March 16, 2026, following the completion of the Transactions, there were 84,262,886 shares of New Merlin Common Stock and 21,715,451 shares of Series A Preferred Stock issued and outstanding. The Company has reserved an initial 14,943,232 total shares of New Merlin Common Stock outstanding for issuance pursuant to the 2026 Incentive Plan (as defined below), subject to certain adjustments set forth therein. Additionally, the Company has reserved an initial 2,241,484 total shares of New Merlin Common Stock for issuance pursuant to the ESPP (as defined below), subject to certain adjustments set forth therein. As of March 16, 2026, there were approximately 79 holders of record of New Merlin Common Stock and 33 holders of record of Series A Preferred Stock. However, because many of the shares of New Merlin Common Stock are held by brokers and other institutions on behalf of stockholders, the Company believes there are substantially more beneficial holders of New Merlin Common Stock than record holders.

The New Merlin Common Stock is described in the Proxy Statement/Prospectus in the sections titled “Proposal No. 7 — The New Merlin Incentive Plan Proposal” and “Proposal No. 8 — The New Merlin Employee Stock Purchase Plan Proposal,” which are incorporated herein by reference.

Recent Sales of Unregistered Securities

The information set forth under Items 1.01 and 3.02 of this Current Report is incorporated herein by reference.

Description of Registrant’s Securities to Be Registered

The description of the Company’s securities is contained in the Proxy Statement/Prospectus in the section titled “Description of New Merlin Securities” and is incorporated herein by reference.

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Indemnification of Directors and Officers

The information set forth under Item 1.01 of this Current Report is incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth under Item 9.01 of this Current Report is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Not applicable.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in the “Introductory Note” and in Item 1.01 of this Current Report under the caption “Securities Purchase Agreements” is incorporated into this Item 3.02 by reference.

The PIPE Shares and Series A Preferred Stock issued by the Company in connection with the PIPE Investment have not been registered under the Securities Act, in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act.

Item 3.03. Material Modification to Rights of Security Holders.

On March 13, 2026, in connection with the Domestication, the Company filed the Certificate of Incorporation with the Secretary of State of the State of Delaware. The material terms of the Certificate of Incorporation and the Company’s bylaws (the “Bylaws”) and the general effect upon the rights of holders of the Company’s capital stock are discussed in the Proxy Statement/Prospectus in the sections titled “Proposal No. 2 — The Domestication Proposal” and “Proposal No. 4 — The Organizational Documents Proposal,” which are incorporated by reference herein.

Item 4.01. Change in Registrant’s Certifying Accountant.

For accounting purposes, the transactions contemplated by the Business Combination Agreement are treated as a reverse recapitalization and, as such, the historical financial statements of the accounting acquirer, Legacy Merlin, which have been audited by BDO USA, P.C. (f/k/a HORNE LLP) (“BDO”), will become the historical financial statements of the Company. In a reverse recapitalization, a change of accountants is presumed to have occurred unless the same accountant audited the pre-transaction financial statements of both the legal acquirer and the accounting acquirer, and such change is generally presumed to occur on the date the reverse recapitalization is completed.

(a) Dismissal of independent registered public accounting firm.

On March 16, 2026, the Audit Committee dismissed WithumSmith+Brown, PC (“Withum”), Inflection Point’s independent registered public accounting firm prior to consummation of the Transactions, as the Company’s independent registered public accounting firm effective immediately.

The reports of Withum on Inflection Point’s financial statements as of and for each of the fiscal years ended December 31, 2025 and 2024, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainties, audit scope or accounting principles.

During the period from June 24, 2024 (inception) to December 31, 2024 and the year ended December 31, 2025, there were no (1) ‘disagreements’ (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and related instructions under the Exchange Act) between Inflection Point and Withum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to Withum’s satisfaction, would have caused Withum to make reference to the subject matter of the disagreement in its reports on Inflection Point’s financial statements for such period; or (2) ‘reportable events’ (as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

The Company has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of Withum’s letter, dated March 20, 2026, is filed as Exhibit 16.1 to this Current Report and is incorporated by reference herein.

(b) Disclosures regarding the appointment of new independent registered public accounting firm.

On March 16, 2026, the Audit Committee approved the engagement of BDO as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ending December 31, 2026. BDO served as the independent registered public accounting firm for Legacy Merlin prior to the consummation of the Transactions. During the period from June 24, 2024 (inception) through December 31, 2025, and subsequent interim period through March 16, 2026, neither Inflection Point nor anyone on Inflection Point’s behalf consulted with BDO with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was either the subject of a disagreement or a reportable event (each as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act).

Item 5.01. Changes in Control of Registrant.

The information set forth above in the section titled “Directors and Executive Officers” in Item 2.01 to this Current Report is incorporated in this Item 5.01 by reference. See also the section of the Proxy Statement/Prospectus titled “Executive and Director Compensation of Merlin Labs” for a description of compensation arrangements with the Company’s executives and directors, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Officers and Directors

The information set forth above in the sections titled “Directors and Executive Officers,” “Executive & Director Compensation,” “Committees of the Board of Directors” and “Certain Relationships and Related Party Transactions” in Item 2.01 to this Current Report is incorporated in this Item 5.02 by reference. See also the section of the Proxy Statement/Prospectus titled “Executive and Director Compensation of Merlin Labs” for a description of compensation arrangements with the Company’s executives and directors, which is incorporated herein by reference. Our named executive officers are Matthew George (Chief Executive Officer and President), Ryan Carrithers (Chief Financial Officer), and Leslie Ravestein (Chief Legal Officer and Secretary).

Merlin, Inc. Executive Severance Plan

On March 16, 2026, in connection with the consummation of the Transactions, the Compensation Committee adopted and approved the Merlin, Inc. 2026 Executive Severance Plan (the “Executive Severance Plan”), under which the Company may provide severance protections to a select group of management or highly compensated employees in connection with qualifying terminations of employment, including our named executive officers.

Under the Executive Severance Plan, if the named executive officer’s employment is terminated by us without cause or by the executive for good reason, in either case, outside of the 12-month period commencing on a change in control, the executive will be eligible to receive the following payments and benefits:

●	cash payments in an amount equal to the product of 1.0 (1.5 for Mr. George) and the executive’s then-current annual base salary, paid in substantially equal installments over the 12-months (18-months for Mr. George) following the termination date;

●	eligibility for a pro-rata annual bonus for the calendar year in which the termination date occurs and based on actual performance of applicable performance goals;

●	any earned but unpaid prior-year bonus;

●	Company-subsidized COBRA premium payments for the executive and the executive’s eligible dependents for up to 12-months (18-months for Mr. George); and

●	accelerated vesting of the portion of the executive’s then-unvested time-vesting equity awards that would have vested during the 12-month period following the termination date (had the executive’s employment not been terminated).

If the executive’s employment is terminated by us without cause or by the executive for good reason, in either case, within the 12-month period commencing on a change in control, the executive will be eligible to receive the following payments and benefits:

●	cash payments in an amount equal to the product of (i) 1.5 (2.0 for Mr. George) and (ii) the sum of executive’s then-current annual base salary and target annual bonus, paid in a lump sum;

●	any earned but unpaid prior-year bonus;

●	Company-subsidized COBRA premium payments for the executive and the executive’s eligible dependents for up to 18-months (24-months for Mr. George); and

●	full vesting of then-unvested equity awards (with performance-vesting equity awards vesting at “target” performance).

An executive’s right to receive the severance payments and benefits described above is subject to the executive’s execution and, as applicable, non-revocation of a general release of claims in our favor. In addition, the executive will only be entitled to receive severance outside the 12-month change in control protection period if the executive’s termination occurs following the first anniversary of his or her commencement of employment with the Company.

In addition, in the event that any payment under the Executive Severance Plan, together with any other amounts paid to the executive, would subject such executive to an excise tax under Section 4999 of the Internal Revenue Code, such payments will be reduced to the extent that such reduction would produce a better net after-tax result for the executive.

The foregoing description of the Executive Severance Plan is qualified in its entirety by reference to the full text of the Executive Severance Plan, a copy of which is attached hereto as Exhibit 10.11 and incorporated herein by reference.

Merlin, Inc. Non-Employee Director Compensation Program

On March 16, 2026, in connection with the consummation of the Transactions, the Board adopted and approved the Merlin, Inc. Non-Employee Director Compensation Program (the “Director Compensation Program”), pursuant to which eligible directors serving on the Board are entitled to receive certain cash and equity compensation.

The Director Compensation Program consists of the following components:

Cash Compensation:

●	Annual Retainer: $65,000

●	Annual Committee Chair Retainer:

○	Audit: $20,000

○	Compensation: $15,000

○	Nominating and Governance: $10,000

●	Annual Committee Member (Non-Chair) Retainer:

○	Audit: $10,000

○	Compensation: $7,500

○	Nominating and Corporate Governance: $5,000

●	Lead Independent Director: $50,000

The annual cash retainers will be paid in quarterly installments in arrears. Annual cash retainers will be pro-rated for any partial calendar quarter of service. In addition, eligible directors may elect to receive vested shares of New Merlin Common Stock in lieu of any annual retainers.

Equity Compensation:

●	Initial Awards: An eligible director who is initially elected or appointed to serve on the Board after the consummation of the Transactions automatically shall be granted, on the date of such eligible director’s election or appointment to the Board, an award of restricted stock units (the “Initial Award”) pursuant to the 2026 Incentive Plan (as defined below). The number of restricted stock units subject to the Initial Award will be determined by dividing the Pro-Rated Value (as defined below) by the closing price of New Merlin Common Stock on the applicable grant date. The “Pro-Rated Value” will equal $175,000, multiplied by the fraction, (i) the numerator of which is the difference between 365 and the number of days from the immediately preceding annual meeting of the Company’s stockholders through such eligible director’s appointment date, and (ii) the denominator of which is 365.

Each Initial Award will vest in full one day prior to the date of the next annual meeting of the Company’s stockholders following such eligible director’s appointment date, or, if earlier, the first anniversary of the eligible director’s election date, subject to continued service through the applicable vesting date.

●	Annual Awards: An eligible director who is serving on our board of directors as of the date of an annual meeting of stockholders (beginning with calendar year 2027) automatically shall be granted, on the date of such annual meeting, an award of restricted stock units with an aggregate value of $175,000 (the “Annual Award”). The number of restricted stock units subject to the Annual Award will be determined by dividing $175,000 by the closing price of New Merlin Common Stock on the applicable grant date.

Each Annual Award will vest in full on the earlier to occur of the first anniversary of the grant date and one day prior to the date of the next annual meeting following the grant date, subject to continued service.

In addition, each equity award granted to an eligible director under the Director Compensation Program will vest in full immediately prior to the occurrence of a “change in control” (as defined in the 2026 Incentive Plan) or upon such eligible director’s termination of service due to the director’s death or disability. Compensation under the Director Compensation Program will be subject to the annual limits on non-employee director compensation set forth in the 2026 Incentive Plan.

The foregoing description of the Director Compensation Program is qualified in its entirety by reference to the full text of the Director Compensation Program, a copy of which is attached hereto as Exhibit 10.12 and incorporated herein by reference.

Equity Awards

In March 2026, the Board also approved two awards of restricted stock units to each of our non-employee directors (the “Director RSU Awards”), which will be granted on the date on which a registration statement on Form S-8 with respect to the New Merlin Common Stock issuance under the 2026 Incentive Plan becomes effective, subject to continued service through such date.

The first Director RSU award has a dollar-denominated value of $175,000 and will vest in full on the earlier to occur of the first anniversary of the Closing Date and one day prior to the date of the 2027 annual meeting, subject to continued service. The second Director RSU Award has a dollar-denominated value of $200,000 and will vest with respect to 25% of the restricted stock units subject to the Director RSU Award on each of the 6-, 12-, 18- and 24-month anniversaries of the Closing Date, subject to continued service. In addition, each Director RSU Award will vest in full immediately prior to the occurrence of a “change in control” or upon such eligible director’s termination of service due to the director’s death or disability.

The foregoing description of the Director RSU Awards does not purport to be complete and is subject to and qualified in its entirety by reference to the applicable form of RSU agreement, a copy of which is attached hereto as Exhibit 10.7 and incorporated herein by reference.

Merlin, Inc. 2026 Incentive Award Plan

At the Extraordinary General Meeting, the shareholders of Inflection Point considered and approved the Merlin, Inc. 2026 Incentive Award Plan (the “2026 Incentive Plan”), under which the Company and its affiliates may grant cash and equity incentive awards to its eligible service providers in order to attract and retain key personnel. The 2026 Incentive Plan was approved by the Inflection Point shareholders on March 12, 2026 and was ratified and approved by the Board on March 16, 2026, and became effective upon the Closing Date. A total of 14,943,232 shares of New Merlin Common Stock are reserved for issuance under the 2026 Incentive Plan.

A summary of the terms of the 2026 Incentive Plan is set forth in the Proxy Statement/Prospectus in the section titled “Proposal No. 7 — The New Merlin Incentive Plan Proposal,” which is incorporated herein by reference. Such summary and the foregoing description of the 2026 Incentive Plan are qualified in their entirety by reference to the full text of the 2026 Incentive Plan, a copy of which is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Merlin, Inc. 2026 Employee Stock Purchase Plan

At the Extraordinary General Meeting, the shareholders of Inflection Point considered and approved the Merlin, Inc. 2026 Employee Stock Purchase Plan (the “ESPP”), which provides employees of the Company and its participating subsidiaries with the opportunity to purchase shares of New Merlin Common Stock at a discount through accumulated payroll deductions during successive offering periods. The ESPP was approved by the Inflection Point shareholders board of directors on March 12, 2026 and was ratified and approved by the Board on March 16, 2026, and became effective upon the date of approval by the shareholders of Inflection Point. A total of 2,241,484 shares of New Merlin Common Stock were reserved under the ESPP.

A summary of the terms of the ESPP is set forth in the Proxy Statement/Prospectus in the section titled “Proposal No. 8 — The New Merlin Employee Stock Purchase Plan Proposal,” which is incorporated herein by reference. Such summary and the foregoing description of the ESPP are qualified in their entirety by reference to the full text of the ESPP, a copy of which is attached hereto as Exhibit 10.8 and incorporated herein by reference.

Merlin Labs, Inc. 2018 Equity Incentive Plan

In connection with the consummation of the Transactions, the Company assumed the Merlin Labs, Inc. 2018 Equity Incentive Plan, as amended (the “2018 Plan”) from Legacy Merlin and, thereafter, terminated the 2018 Plan. However, any outstanding awards granted under the 2018 Plan will remain outstanding, subject to the terms of the 2018 Plan and applicable award agreement.

A summary of the terms of the 2018 Plan is set forth in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation of Merlin Labs — Equity Incentive Plans — 2018 Equity Incentive Plan,” which is incorporated herein by reference. Such summary and the foregoing description of the 2018 Plan are qualified in their entirety by reference to the full text of the 2018 Plan, a copy of which is attached hereto as Exhibit 10.9 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosure set forth in Item 3.03 of this Current Report is incorporated in this Item 5.03 by reference.

Item 5.06. Change in Shell Company Status.

As a result of the Transactions, Inflection Point ceased being a shell company. Reference is made to the disclosure in the Proxy Statement/Prospectus in the sections titled “Proposal No. 1—The Business Combination Proposal” and “Proposal No. 2—The Domestication Proposal” which are incorporated herein by reference. Further, the information set forth in the Introductory Note and under Item 2.01 of this Current Report is incorporated herein by reference.

Item 8.01. Other Events.

On March 16, 2026, the Company issued a press release announcing the completion of the Business Combination, a copy of which is furnished as Exhibit 99.4 hereto.

The information set forth in Item 8.01 (including Exhibit 99.4) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The audited financial statements of Legacy Merlin as of and for the years ended December 31, 2025 and 2024 are set forth in Exhibit 99.1 hereto and are incorporated herein by reference.

The audited consolidated financial statements of Inflection Point as of and for the years ended December 31, 2025 and 2024 and the related notes are included in the Inflection Point Annual Report, and are incorporated herein by reference.

(b) Pro forma financial information.

The unaudited condensed consolidated financial information of Legacy Merlin and Inflection Point as of and for the year ended December 31, 2025 is set forth in Exhibit 99.3 hereto and is incorporated herein by reference.

(c) Exhibits.

Exhibit Number	Description
2.1+**	Business Combination Agreement, dated as of August 13, 2025, by and among Bleichroeder Acquisition Corp. I, IPDX Merger Sub, Inc., and Merlin Labs, Inc (incorporated by reference to Exhibit 2.1 to Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-292719) filed February 12, 2026).

2.2	Amendment No. 1 to Business Combination Agreement, dated as of March 14, 2026, by and between Bleichroeder Acquisition Corp. I (now known as Merlin, Inc.) and Merlin Labs, Inc.

2.3+**	Plan of Domestication (incorporated by reference to Exhibit 2.2 to Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-292719) filed February 12, 2026).

2.4	Certificate of Merger of Merlin Labs, Inc. with and into IPDX Merger Sub, Inc.

3.1	Certificate of Corporate Domestication.

3.2	Certificate of Incorporation of Merlin, Inc.

3.3	Bylaws of Merlin, Inc.

3.4	Certificate of Designation of Preferences, Rights and Limitations of 12.0% Series A Cumulative Convertible Preferred Stock.

4.1+	Specimen Common Stock Certificate of Merlin, Inc. (incorporated by reference to Exhibit 4.5 to Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-292719) filed February 12, 2026).

4.2	Specimen Series A Preferred Stock of Merlin, Inc.

4.3+	Specimen Common Stock Purchase Warrant of Merlin, Inc. (incorporated by reference to Exhibit 4.6 to Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-292719) filed February 12, 2026).

4.4+	Specimen Unit Certificate of Inflection Point (incorporated herein by reference to Exhibit 4.1 filed with the Company’s Registration Statement on Form S-1 (Reg. No. 333-280777), filed with the SEC on October 23, 2024).

4.5+	Specimen Class A Ordinary Share Certificate of Inflection Point (incorporated herein by reference to Exhibit 4.2 filed with the Company’s Registration Statement on Form S-1 (Reg. No. 333-280777), filed with the SEC on October 23, 2024).

4.6+	Specimen Rights Certificate of Inflection Point (incorporated by reference to Exhibit 4.3 filed with the Company’s Registration Statement on Form S-1 (Reg. No. 333-280777), filed with the SEC on October 23, 2024).

4.7+	Share Rights Agreement, dated as of October 31, 2024, by and between the Company and Continental Stock Transfer & Trust Company, as rights agent (incorporated herein by reference to Exhibit 4.1 filed with the Company’s Current Report on Form 8-K (File No. 001-42392), filed with the SEC on November 5, 2024).

10.1	Form of Indemnification Agreements, dated March 16, 2026 between Merlin, Inc. and each of its officers and directors.

10.2	Sponsor Lock-Up Agreement, dated March 16, 2026, by and among Merlin, Inc., Bleichroeder Sponsor 1 LLC, a Cayman Islands limited liability company, and any additional party thereto.

10.3	Lock-Up Agreement, dated March 16, 2026, by and among Merlin, Inc. and the Merlin Lock-Up Holders listed on Schedule I thereto.

10.4	Amended and Restated Registration Rights Agreement, dated March 16, 2026, by and among Merlin, Inc. and each of the shareholders of Merlin, Inc. identified on the signature pages thereto.

10.5	Merlin, Inc. 2026 Incentive Award Plan.

10.6	Form of Stock Option Grant Notice and Stock Option Agreement under the Merlin, Inc. 2026 Incentive Award Plan.

10.7	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the Merlin, Inc. 2026 Incentive Award Plan.

10.8	Merlin, Inc. 2026 Employee Stock Purchase Plan.

10.9	Merlin, Inc. 2018 Equity Incentive Plan.

10.10	Form of Stock Option Grant Notice and Stock Option Agreement under the 2018 Equity Incentive Plan.

10.11	Merlin, Inc. Executive Severance Plan.

10.12	Merlin, Inc. Non-Employee Director Compensation Program.

10.13+	Form of Sponsor Support Agreement (incorporated by reference to Exhibit 10.5 to Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-292719) filed February 12, 2026).

10.14+	Form of Stockholder Voting and Support Agreement (incorporated by reference to Exhibit 10.6 to Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-292719) filed February 12, 2026).

10.15+	Form of Signing Series A SPA (incorporated herein by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K (File No. 001-42392), filed with the SEC on August 14, 2025).

10.16+**	Form of Amendment No. 1 to the Signing Series A SPA (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-42392), filed with the SEC on November 17, 2025).

10.17+**	Form of Additional Series A SPA (incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K (File No. 001-42392), filed with the SEC on November 17, 2025).

10.18+	Letter Agreement, dated October 31, 2024, by and among Inflection Point, Bleichroeder Sponsor 1 LLC, and certain officers and directors of Inflection Point (incorporated herein by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K (File No. 001-42392), filed with the SEC on November 5, 2024).

10.19+	Private Placement Units Purchase Agreement, dated October 31, 2024, by and between Inflection Point and Bleichroeder Sponsor 1 LLC (incorporated herein by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-42392), filed with the SEC on November 5, 2024).

10.20+	Investment Management Trust Agreement, dated October 31, 2024, by and between Inflection Point and Continental Stock Transfer & Trust Company, as trustee (incorporated herein by reference to Exhibit 10.1 to Inflection Point’s Current Report on Form 8-K (File No. 001-42392), filed with the SEC on November 5, 2024).

10.21+	Employment Offer Letter, dated September 19, 2025, by and between Merlin Labs, Inc. and Ryan Carrithers (incorporated by reference to Exhibit 10.18 to Amendment No. 3 to the Registration Statement on Form S-4 (File No. 333-292719) filed February 12, 2026).

16.1	Letter from WithumSmith+Brown, PC to the SEC, dated March 20, 2026.

21.1	List of Subsidiaries of Merlin, Inc.

23.1	Consent of WithumSmith+Brown, PC, dated March 20, 2026.

99.1	Audited financial statements of Legacy Merlin as of and for the years ended December 31, 2025 and 2024.

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations of Legacy Merlin as of and for the years ended December 31, 2025 and 2024.

99.3	Unaudited pro forma condensed combined financial information of Legacy Merlin and Inflection Point as of and for the year ended December 31, 2025

99.4	Press Release, dated March 16, 2026, announcing the Closing of the Business Combination.

104	Cover page interactive data file (embedded within the iXBRL document).

**	The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule or exhibit to the SEC upon request.

+	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2026	MERLIN, INC.

	By:	/s/ Ryan Carrithers
	Name:	Ryan Carrithers
	Title:	Chief Financial Officer